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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
ARTISOFT, INC.
(Name of Registrant as Specified in Its Charter)
Not Applicable.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ARTISOFT, INC.
5 CAMBRIDGE CENTER
CAMBRIDGE, MASSACHUSETTS 02142

Notice of Special Meeting of Stockholders
to be held on March 15, 2004
(Rescheduled from March 5, 2004)

        NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Artisoft, Inc., a Delaware corporation, has been rescheduled to be held on Monday, March 15, 2004, at 10:00 a.m., Eastern time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matter:

  •
  to approve our 2004 Stock Incentive Plan and the authorization of an initial 2,000,000 shares of our common stock for issuance under that plan, plus an additional number of shares of our common stock, not greater than 150,000 shares per year, for issuance under that plan each year of the ten-year plan term.

Previously, the special meeting had been scheduled for Friday, March 5, 2004.

        Our board of directors has no knowledge of any other business to be transacted at the special meeting.

        Our board of directors has fixed the close of business on January 16, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or adjournments of the meeting. Our stock transfer books remain open.

        All stockholders are cordially invited to attend the special meeting.

By Order of the Board of Directors

DUNCAN G. PERRY Secretary
Cambridge, Massachusetts February 23, 2004

        Your vote is very important. Whether or not you plan to attend the special meeting, in order to ensure representation of your shares, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. No postage need be affixed if the proxy card is mailed in the United States.

ARTISOFT, INC.
5 Cambridge Center Cambridge, MA 02142

SUPPLEMENT TO PROXY STATEMENT

For the Special Meeting of Stockholders Rescheduled to be held on March 15, 2004

Introduction

        We are providing this supplement to the stockholders of Artisoft, Inc. for the purpose of amending the notice of special meeting and supplementing the proxy statement, each dated February 2, 2004, which we distributed to the stockholders of Artisoft in connection with the solicitation of proxies by the board of directors of Artisoft for use at a special meeting of stockholders and at any adjournment or adjournments of the meeting. The special meeting of stockholders will be held on Monday, March 15, 2004, at 10:00 a.m., Eastern time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts. The March 15, 2004 date for the special meeting is a rescheduled date. Previously, the special meeting had been scheduled for Friday, March 5, 2004.

        As more fully described in the proxy statement and this supplement, at the special meeting you will be asked to vote on a proposal to approve our 2004 Stock Incentive Plan and the authorization of an initial 2,000,000 shares of our common stock for issuance under that plan, plus an additional number of shares of our common stock, not greater than 150,000 shares per year, for issuance under that plan each year of the ten-year plan term.

        This supplement is first being mailed to our stockholders on or about February 23, 2004. This supplement should be read in conjunction with Artisoft's proxy statement dated February 2, 2004.

Supplemental Information

        On February 20, 2004, our board of directors elected William Y. Tauscher as a class II director and as our Chairman of the Board. Mr. Tauscher will be actively engaged in advising Artisoft and its management. Since 1999, Mr. Tauscher has served as the managing member of The Tauscher Group, a private firm that invests and helps manage enterprises in home products, transportation, security and real estate. Since 1999, Mr. Tauscher has also served on the executive team and board of several small enterprises during initial development of new technologies or periods of transition. Mr. Tauscher was Chairman of the Board of Vanstar Corporation, a technology service and networking company, from 1987, and Chief Executive Officer of Vanstar from 1988, until its acquisition by Inacom Corp. in February 1999. Mr. Tauscher is a director of Safeway, a grocery company.

        In connection with his election as a director and as Chairman of the Board and consistent with our policies for awarding options to our directors, we granted to Mr. Tauscher options to purchase a total of 5,833 shares of our common stock at per share exercise price equal to $2.55. This award consisted of options to purchase 3,333 shares due to Mr. Tauscher's election as a director and options to purchase 2,500 shares due to Mr. Tauscher's election as Chairman of the Board. $2.55 was the per share closing price of our common stock on the OTC Bulletin Board on February 20, 2004 and was determined by the compensation committee of our board of directors to be the per share fair market value of our common stock on that date. These options have a ten-year term and vest in three equal annual installments commencing on February 20, 2005, unless a change in control of Artisoft occurs, in which case they become 100% vested and exercisable. In addition, under a consulting arrangement with Artisoft, we granted to Mr. Tauscher options to purchase an additional 77,500 shares of our common stock at a per share exercise price equal to $2.55 and expect to pay Mr. Tauscher a monthly cash retainer in the amount of $10,000. These options also have a ten-year term and vest in three equal annual installments commencing February 20, 2005, unless a change in control of Artisoft occurs, in which case, they will become 100% vested and exercisable. We also expect to grant Mr. Tauscher additional ten-year options to purchase 89,389 shares of common stock under his consulting arrangement with Artisoft. We have not yet determined the terms of that award or under what plan we will grant these options.

        If our 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect to grant under that plan to Mr. Tauscher additional ten-year options to purchase 500,000 shares of common stock, under vesting terms consistent with the vesting terms of the options we awarded to Mr. Tauscher on February 20, 2004, but at a per share exercise price equal to the per share fair market value of our common stock on the date of grant. This 500,000 share option grant will be in addition to the 89,389 share option grant discussed above. We have not yet determined under what plan we will grant the additional 89,389 share option grant, but it is possible we will grant it under the 2004 Stock Incentive Plan.

        In addition, if our 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect to grant to Mel Passarelli, our Vice President of Sales, options to purchase 16,667 shares of our common stock at a per share exercise price equal to the per share fair market value of our common stock on the date of grant. This option award to Mr. Passarelli would have a ten-year term and would vest 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. On February 20, 2004, we granted to Mr. Passarelli options to purchase 83,333 shares of our common stock at a per share exercise price equal to $2.55. These options have a ten-year term and vest 25% on February 20, 2005 with the remaining 75% vesting in equal monthly installments over the succeeding 36 months.

        As described in our proxy statement, our board of directors has not yet made any awards under the 2004 Stock Incentive Plan, although it intends to make option awards to Mr. Tauscher and Mr. Passarelli as described above and to our non-executive officer employees. If the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, the board of directors has already allocated up to a total of 500,000 shares of our common stock issuable under the plan towards an option grant to Mr. Tauscher, 16,667 shares of the common stock issuable under the plan towards an option grant to Mr. Passarelli and approximately 400,000 shares of the common stock issuable under the plan towards specific awards of stock options to our non-executive officer employees. Our board of directors has not yet made determinations as to awards to be granted to our other directors and executive officers under the plan. All option awards to our non-executive officer employees described in the table below will be granted with an exercise price equal to the fair market value of our common stock on the date of grant, will have a term of ten years and will vest in accordance with the following schedule: 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. All of these intended option grants will be incentive stock options, to the extent permitted by applicable laws.

New Plan Benefits

2004 Stock Incentive Plan
Name and Position	Dollar Value ($)	Number Of Units
Steven G. Manson	(1)	(1)
Christopher Brookins	(1)	(1)
Paul Gregory Burningham (2)	—	—
Michael J. O'Donnell (3)	—	—
Executive Group	(1)	16,667(1)
Non-Executive Director Group	(4)	589,389(4)
Non-Executive Officer Employee Group	(5)	up to 400,000 (5)

(1)
If the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect to grant to Mel Passarelli, our Vice President of Sales, options to purchase 16,667 shares of our common stock at a per share exercise price equal to the per share fair market value of our common stock on the date of grant. These options would have a ten-year term and would vest 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. The granting of awards is discretionary, and we cannot now determine the number or type of any other awards we will grant in the future to our executive officers. In the event the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect that from time to time, in our discretion, we will grant equity awards to our executive officers under the plan under such terms consistent with the plan as we deem appropriate at the time of those grants.

(2)
Mr. Burningham resigned as our Vice President of Sales in June 2003.

(3)
Mr. O'Donnell resigned as our Chief Financial Officer in March 2003.

(4)
If the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect to grant to William Y. Tauscher, our Chairman of the Board, under a consulting arrangement with Artisoft, options to purchase 500,000 shares of our common stock at a per share exercise price equal to the per share fair market value of our common stock on the date of grant. These options would have a ten-year term and would vest in three equal annual installments commencing one year after the grant date, unless a change in control of Artisoft occurs, in which case, they would become 100% vested and exercisable. In addition, we expect to grant to William Y. Tauscher, under a consulting arrangement with Artisoft, options to purchase an additional 89,389 shares of our common stock. We have not yet determined the terms of that award or under what plan we will grant the additional 89,389 share option grant, but it is possible we will grant it under the 2004 Stock Incentive Plan. The granting of awards is discretionary, and we cannot now determine the number or type of any other awards we will grant in the future to our non-executive directors. In the event the 2004 Stock Incentive Plan is approved by our stockholders at the special meeting, we expect that from time to time, in our discretion, we will grant equity awards to our non-executive directors under the plan under such terms consistent with the plan as we deem appropriate at the time of those grants.

(5)
All of these options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant, will have a term of ten years and will vest in accordance with the following schedule: 25% one year after the grant date, with the remaining 75% vesting in equal monthly installments over the succeeding 36 months. All of these intended option grants will be incentive stock options, to the extent permitted by applicable laws..

Voting Procedures

        Enclosed for your convenience is an updated proxy card. If you have not already voted or would like to change your vote, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. If we receive the enclosed proxy card, duly executed and dated, prior to the special meeting, any proxy that you previously granted will be, without further action, revoked. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to our corporate secretary, by delivering a subsequently dated proxy or by voting in person at the special meeting.

IF YOU HAVE ALREADY RETURNED A PROXY CARD AND DO NOT WISH TO
CHANGE YOUR VOTE, NO FURTHER ACTION IS REQUIRED.

        If you have questions or require an additional copy of the proxy statement, please contact us at (617) 354-0600, extension 201. Please address all written requests to Artisoft, Inc., 5 Cambridge Center, Cambridge, Massachusetts 02142, Attention: Duncan G. Perry.

By Order of the Board of Directors

DUNCAN G. PERRY Secretary
February 23, 2004

Appendix A

ARTISOFT, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Stockholders March 15, 2004

        The undersigned, having received notice of the special meeting and the board of directors' proxy statement therefor and revoking all prior proxies, hereby appoints Michael P. Downey, Steven G. Manson and Duncan G. Perry, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote in respect of all shares of capital stock of Artisoft which the undersigned may be entitled to vote, at the special meeting of stockholders of Artisoft to be held on March 15, 2004 and at any adjournment or adjournments of the meeting as designated in this proxy upon the matter referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any matters that may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL LISTED ON THIS PROXY.

        TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Internet and Telephone Voting Instructions

You can vote by telephone or Internet. Available 24 Hours a day 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet		To vote by Mail
•	Call toll free 1-888-628-0609 in the United States or Canada any time on a touch tone telephone.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY	•	Mark, sign and date the proxy card.
	There is NO CHARGE to you for the call.	•	Enter the information requested on your computer screen and follow the simple instructions.	•	Return the proxy card in the postage-paid envelope provided.
•	Please have this proxy card in hand.
•	Follow the simple recorded instructions.

Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

HOLDER ACCOUNT NUMBER                                                        PROXY ACCESS NUMBER

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., CST, on March 15, 2004.
THANK YOU FOR VOTING

[ARTISOFT LOGO]

Holder Account Number

☐ Mark this box with an X if you have made
changes to your name or address details above.

Special Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR
INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL LISTED BELOW. To vote in accordance with this recommendation, just sign this proxy; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the recommendation of the Board of Directors.

A    Proposal

Approval of Artisoft's 2004 Stock Incentive Plan and the authorization of an initial 2,000,000 shares of Artisoft's common stock for issuance under that plan, plus an additional number of shares of Artisoft's common stock, not greater than 150,000 shares per year, for issuance under that plan each year of the ten-year plan term.	For ☐	Against ☐	Abstain ☐

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and should be returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full name thereof by an authorized officer, who should state his or her title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

QuickLinks

Notice of Special Meeting of Stockholders to be held on March 15, 2004 (Rescheduled from March 5, 2004)
SUPPLEMENT TO PROXY STATEMENT For the Special Meeting of Stockholders Rescheduled to be held on March 15, 2004